UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2023

ICU MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34634	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer	,	San Clemente	,	California	92673
(Address of principal executive offices)					(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ICUI	The Nasdaq Stock Market LLC
(Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2023, ICU Medical, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the second amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan (the “2011 Plan” and such amendment, the “Plan Amendment”). The Plan Amendment was adopted by the Company’s Board of Directors on March 14, 2023 and became effective on such date, subject to approval by the Company’s stockholders.

The Plan Amendment makes the following material changes to the 2011 Plan:

(i)Increases the number of shares available for issuance under the 2011 Plan by 2,186,000 shares of common stock to an aggregate of 6,365,510 shares of common stock;

(ii)Increases the number of shares which may be granted as incentive stock options (“ISOs”) under the 2011 Plan by 2,186,000 shares of common stock to an aggregate of 6,365,510 shares of common stock;

(iii)Introduces certain limited exceptions to the 2011 Plan’s minimum vesting provision, in addition to the exception for the issuance of awards in an aggregate of up to 5% of the aggregate share limit, including adding exceptions for (a) awards delivered in lieu of cash compensation, (b) annual equity grants to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders and which is at least 50 weeks after the immediately preceding year’s annual meeting, and (c) substitute awards;

(iv)Provides that awards outstanding under the 2011 Plan shall be subject to any clawback policy maintained by the Company; and

(v)Extends the right to grant awards under the 2011 Plan through March 14, 2033.

The material terms and conditions of the Plan Amendment are described in the section entitled “Proposal 2 – Approve an amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2023. The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the following proposals were voted on by the Company’s stockholders, and the results were as set forth below:

Proposal 1.  Election of directors.

Name of Nominee	Votes For	Withheld	Broker Non-Votes
Vivek Jain	22,282,068	325,877	1,022,878
George A. Lopez, M.D.	22,429,987	177,958	1,022,878
David C. Greenberg	22,369,956	237,989	1,022,878
Elisha W. Finney	20,375,053	2,232,892	1,022,878
David F. Hoffmeister	20,529,227	2,078,718	1,022,878
Donald M. Abbey	22,388,339	219,606	1,022,878
Laurie Hernandez	22,391,633	216,312	1,022,878
Kolleen T. Kennedy	22,429,621	178,324	1,022,878
William Seeger	22,429,386	178,559	1,022,878

The Company’s stockholders elected each of the director nominees to serve as a director until the next annual meeting of stockholders or until their respective successor is elected and qualified.

Proposal 2. To approve an Amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
21,595,808	1,003,038	9,099	1,022,878

The Company's stockholders approved the Plan Amendment.

Proposal 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
22,541,887	1,082,300	6,636	0

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Proposal 4.  Approve the advisory vote on the Company’s named executive officer compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
21,821,061	772,716	14,168	1,022,878

The Company’s stockholders approved, on an advisory basis, the Company’s named executive officer compensation.

Proposal 5. Advisory vote to determine the frequency of future advisory votes on the Company's named executive officer compensation.

1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes
22,475,185	1,721	114,486	16,553	1,022,878

An advisory vote on the frequency of future advisory votes on the Company’s named executive officer compensation was held and the frequency that received the most votes was one year. The Board of Directors has considered the outcome of this advisory vote and has determined that the Company will hold an annual advisory vote on executive compensation.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
10.1	Second Amendment to ICU Medical, Inc. Amended and Restated 2011 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU MEDICAL, INC.

Date: May 22, 2023	By:	/s/ Brian M. Bonnell
Brian M. Bonnell
Chief Financial Officer